Exhibit 99.1

News Announcement	For Immediate Release

NEXSTAR BROADCASTING GROUP REPORTS 2005

FOURTH QUARTER AND YEAR-END RESULTS

Irving, TX – March 2, 2006—Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) today reported financial results for the fourth quarter and year ended December 31, 2005.

Summary 2005 Fourth Quarter and Year-end Highlights:

Reported total net revenue for the 2005 fourth quarter was $61.5 million, a decrease of 12.8% from net revenue of $70.5 million in the 2004 fourth quarter. Nexstar’s guidance, issued on November 2, 2005, was for total net revenue in the 2005 fourth quarter of approximately $58.0 to $59.0 million. For the full year, reported total net revenue for 2005 was $226.1 million, a decrease of 8.0% from net revenue of $245.7 million in 2004. The lower total reported net revenue in the three and twelve-month period ended December 31, 2005 compared with the same periods in 2004 reflects the significant reduction in political spending in a non-election year.

The following table summarizes reported highlights for the three and twelve-month periods ended December 31, 2005:

(dollars and shares in millions, except per share data)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2005	2004	Change	2005	2004	Change
Gross local and national advertising revenue, excluding political	$60.1	$57.7	4.2%	$221.5	$219.7	0.8%
Gross political advertising revenue	$0.9	$12.9	(93.0)%	$2.3	$26.7	(91.4)%
Total gross local, national and political advertising revenue	$61.0	$70.6	(13.6)%	$223.8	$246.4	(9.2)%
Total net revenue (1)	$61.5	$70.5	(12.8)%	$226.1	$245.7	(8.0)%
Station direct operating expenses, SG&A expenses and cash program payments	$35.0	$34.3	2.0%	$131.8	$129.7	1.6%
Broadcast cash flow (2)	$21.0	$29.6	(29.1)%	$74.5	$95.2	(21.7)%
Corporate expenses	$3.7	$4.1	(9.8)%	$11.7	$10.9	7.3%
Adjusted EBITDA (2)	$17.3	$25.5	(32.2)%	$62.8	$84.2	(25.4)%
Net income (loss) attributable to common Shareholders	$(6.1)	$0.7	—	$(48.7)	$(20.5)	(137.6)%
Diluted net income (loss) per share attributable to common shareholders	$(0.22)	$0.03	—	$(1.72)	$(0.72)	(138.9)%
Weighted basic and diluted shares outstanding	28.4	28.4	—	28.4	28.4	—
Free cash flow (2)	$5.2	$12.1	(57.0)%	$13.5	$31.2	(56.7)%

(1)	Total net revenue is the sum of total gross advertising revenue, network compensation, trade and barter revenue, and other sources of revenue, less certain commissions.

(2)	“Broadcast cash flow”, “adjusted EBITDA” and “free cash flow” are non-GAAP financial measures. For a definition of these measures and reconciliation to GAAP financial results, please see the “Definitions and Disclosure Regarding non-GAAP Financial Information” section and supplemental reconciliation tables at the end of this release.

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Nexstar Broadcasting Group, 3/2/06	page 2

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar concluded 2005 with strong fourth quarter results that exceeded the high end of the revenue guidance range for every metric that was provided. This performance was largely driven by company-wide success in consultative selling that illustrates to potential new local advertisers the reach, effectiveness and value of television advertising. This success was very evident as during the quarter, our stations generated approximately $3.5 million in new local direct billings and we continue to focus on developing new-to-television advertisers as one of the primary means of growing our business.

“Nexstar was active and successful throughout 2005 with several important initiatives that are expected to enhance operating results throughout 2006 and beyond. First, we reached definitive retransmission consent agreements with approximately 150 cable companies in our coverage universe, which will result in substantial cash payments to the company over a multi-year period. The supplemental retransmission revenue stream should help Nexstar stations outperform marketplace growth rates. Second, we initiated Local Service Agreements with the Sinclair Fox affiliate in Rochester, NY in the third quarter of 2005, and in 2006 Nexstar’s cash flows from the market will reflect a full year benefit of these agreements. Third, we secured multi-year affiliation agreements for over a dozen stations in 2005. Fourth, with the redemption of our 12% Senior Subordinated Notes in last year’s second quarter Nexstar materially reduced its interest expense thereby enhancing its free cash flow going forward.”

Additional Expense Detail on Reported 2005 Fourth Quarter Results

Depreciation and amortization was $10.5 million in the fourth quarter of 2005, compared to $10.8 million in the fourth quarter of 2004. The decline in depreciation and amortization expense for the fourth quarter of 2005 is primarily the result of assets at certain stations becoming fully amortized.

Interest expense in the fourth quarter of 2005 was $11.9 million, compared to $13.3 million for the same period in 2004. The decrease is primarily attributed to the April 2005 redemption of all $160.0 million in aggregate principal amount of our outstanding 12% Senior Subordinated Notes due April 1, 2008, partially offset by the April 2005 issuance of the $75.0 million in the aggregate principal amount of 7% Senior Subordinated Notes due 2014, higher interest rates and a greater amount of debt outstanding incurred in 2005 under our and Mission Broadcasting Inc.’s senior credit facilities. Cash interest for the fourth quarter of 2005 was $8.7 million, compared to $10.1 million for the same period in 2004. Cash interest excludes amortization of debt financing costs and accretion of the discount on Nexstar’s 11.375% senior discount notes and 7% senior subordinated notes.

Capital expenditures in the fourth quarter of 2005 were $3.4 million, compared to $3.2 million in the fourth quarter of 2004.

Liquidity and Cash Flow

Free cash flow for the 2005 fourth quarter was $5.2 million, compared to $12.1 million in the year-ago quarter. The decrease in free cash flow for the 2005 fourth quarter is primarily due to a decline in political advertising revenue compared to the year-ago fourth quarter.

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Nexstar Broadcasting Group, 3/2/06	page 3

At December 31, 2005, the Company’s total debt was approximately $646.5 million and cash balances were $13.5 million. Nexstar Broadcasting, Inc., a subsidiary of the Company, and Mission Broadcasting, Inc., are borrowers under senior secured credit facilities. As defined per the credit agreement, consolidated total debt was $531.7 million at December 31, 2005, net of cash on hand, which resulted in a leverage ratio as defined per the credit agreement of 8.3x, compared to a permitted leverage covenant of 8.5x under the new credit facilities. Covenants under the credit facilities exclude Nexstar Finance Holdings, Inc.’s 11.375% notes, which have accreted to $101.3 million as of December 31, 2005.

Amended Credit Facility

In October 2005, Nexstar Broadcasting, Inc., an indirect operating subsidiary of Nexstar, and Mission Broadcasting, Inc., borrowers under the senior secured credit facilities, successfully amended the facilities to adjust certain financial covenants under the agreements. Pursuant to the amendments, the maximum consolidated total and senior leverage ratios (as defined per the credit agreements) for Nexstar and Mission were adjusted to 8.5x and 5.5x times, respectively, with quarterly reductions starting in the period commencing January 1, 2006. As of December 31, 2005, Nexstar had $175.4 million outstanding under its facility, while Mission had $172.3 million outstanding under its facility. Based on the covenant calculations, as of December 31, 2005, there was approximately $15 million of total available borrowings that could be drawn under the Nexstar and Mission senior secured credit facilities.

Retransmission Consent Agreements

On February 1, 2006, Nexstar announced that it had reached multi-year retransmission consent agreements with approximately 150 cable operators within the 27 markets in which the Company broadcasts, which in aggregate have approximately 4 million subscribers. In addition, Nexstar has established retransmission agreements with both direct broadcast satellite providers, overbuilders (secondary cable providers) and wireless cable providers in its markets. The retransmission agreements are expected to generate approximately $48 million in revenue to Nexstar over the life of the agreements which range in length from three to five years, with the majority of the agreements having terms of three to four years.

Summary 2006 First Quarter Outlook

Nexstar today issued the following outlook for the three-month period ending March 31, 2006:

2006 First Quarter Estimates (in millions)	Three Months Ended March 31,
	2006 Estimate	2005 Actual	Approximate Change
Total Net Revenue	$56.0 – 57.0	$52.7	6.3 –8.2%
Station Operating Expenses	$38.5 – 39.0	$36.9	4.3 – 5.7%
Corporate Overhead	$3.3 – 3.5	$2.8	17.9 – 25.0%

Total net revenue is comprised of gross local, national and political advertising revenue, revenue related to retransmission agreements, trade and barter revenue, and other sources of revenue, less certain commissions. The Company’s expectation for total net revenue growth of 6.3% to 8.2% for the period ending March 31, 2006 assumes “core” gross local and national revenue

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Nexstar Broadcasting Group, 3/2/06	page 4

growth of approximately 5% - 7% and total gross political revenue of approximately $1.0 million - $1.5 million (in the quarter ended March 31, 2005 the Company recorded gross political advertising revenue of $0.3 million). Station operating expenses include the direct expenses, trade and barter expense and program amortization costs associated with the operation of the Company’s television stations. The anticipated increase in corporate overhead in the quarter ending March 31, 2006 compared with the same period in 2005 includes approximately $0.4 million of non-cash employee stock option expense.

The Company’s financial outlook for the first quarter ending March 31, 2006 assumes there will be no new acquisitions or local service agreements entered into during the period. The outlook is subject to, and could be affected by: economic developments, regulatory developments, the timing of any investments, dispositions or other transactions, and major news events, among other circumstances. Reference is made to the “Safe Harbor” statement regarding forward-looking comments at the end of this press release. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Fourth-Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. A live audio webcast of the call will be accessible to the public on the Company’s web site, www.nexstar.tv. A recording of the webcast will subsequently be archived on the site. The dial in number for the audio conference call is 800/967-7135, (719/457-2626 for international callers); no access code is needed. A replay of the call will be available through March 9, 2006 by dialing 888/203-1112, (719/457-0820 for international callers), and entering access code 3923814.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as operating income plus corporate expenses plus depreciation and amortization of intangible assets and broadcast rights (excluding barter) plus other non-recurring items minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation and amortization of intangible assets and broadcast rights (excluding barter), less payments for broadcast rights, cash interest expense, capital expenditures and net cash taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group, 3/2/06	page 5

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group owns, operates, programs or provides sales and other services to 47 television stations in 27 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama and New York. The Company’s television station group includes affiliates of NBC, CBS, ABC, Fox and UPN, and reaches approximately 7.0% of all U.S. television households. The following is a list of Nexstar’s owned properties, as well as those with which it has local service agreements:

Market Rank(1)	Market	Station	Affiliation	Status (2)
8	Washington, DC/Hagerstown, MD(3)	WHAG	NBC	O&O
54	Wilkes Barre-Scranton, PA	WBRE	NBC	O&O
		WYOU	CBS	LSA
57	Little Rock-Pine Bluff, AR	KARK	NBC	O&O
77	Springfield, MO	KOLR	CBS	LSA
		KSFX(4)	Fox	O&O
79	Rochester, NY	WROC	CBS	O&O
		WUHF	Fox	LSA
81	Shreveport, LA	KTAL	NBC	O&O
82	Champaign-Springfield-Decatur, IL	WCIA	CBS	O&O
		WCFN	UPN	O&O
100	Evansville, IN	WTVW	Fox	O&O
104	Ft. Smith – Fayetteville – Springdale – Rogers, AR	KFTA/ KNWA	NBC	O&O
106	Ft. Wayne, IN	WFFT	Fox	O&O
117	Peoria-Bloomington, IL	WMBD	CBS	O&O
		WYZZ	Fox	LSA
131	Amarillo, TX	KAMR	NBC	O&O
		KCIT	Fox	LSA
		KCPN-LP	—	LSA
133	Rockford, IL	WQRF WTVO	Fox ABC	O&O LSA
135	Monroe, LA-El Dorado, AR	KARD	Fox	O&O
140	Beaumont-Port Arthur, TX	KBTV	NBC	O&O
142	Erie, PA	WJET	ABC	O&O
		WFXP	Fox	LSA
144	Wichita Falls, TX- Lawton, OK	KFDX	NBC	O&O
		KJTL	Fox	LSA
		KJBO-LP	UPN	LSA
145	Joplin, MO-Pittsburg, KS	KSNF	NBC	O&O
		KODE	ABC	LSA
146	Lubbock, TX	KLBK	CBS	O&O
		KAMC	ABC	LSA
150	Terre Haute, IN	WTWO WFXW(5)	NBC Fox	O&O LSA
159	Odessa-Midland, TX	KMID	ABC	O&O
164	Abilene-Sweetwater, TX	KTAB	CBS	O&O
		KRBC	NBC	LSA
166	Utica, NY	WUTR	ABC	LSA
		WFXV	Fox	O&O
		WPNY-LP	UPN	O&O
171	Billings, MT	KSVI	ABC	O&O
		KHMT	Fox	LSA
172	Dothan, AL	WDHN	ABC	O&O
197	San Angelo, TX	KSAN KLST	NBC CBS	LSA O&O
201	St. Joseph, MO	KQTV	ABC	O&O

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Nexstar Broadcasting Group, 3/2/06	page 6

(1)	Market rank refers to ranking the size of the Designated Market Area (“DMA”), in which the station is located in relation to other DMAs. Source: Investing in Television Market Report 2005 4th Edition, as published by BIA Financial Network, Inc.

(2)	O&O refers to stations that Nexstar owns and operates. LSA, or local service agreement, is the general term we use to refer to a contract under which we provide services to a station owned and/or operated by an independent third party. Local service agreements include time brokerage agreements, shared services agreements, joint sales agreements, and outsourcing agreements.

(3)	Although WHAG is located within the Washington, DC DMA, its signal does not reach the entire Washington, DC metropolitan area. WHAG serves the Hagerstown, MD sub-market within the DMA.

(4)	Effective January 17, 2005, KDEB changed its call letters to KSFX.

(5)	Effective June 1, 2005, WBAK changed its call letters to WFXW.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Matthew E. Devine	Joseph Jaffoni, Carol Young
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com

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Nexstar Broadcasting Group, 3/2/06	page 7

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Revenue (excluding trade and barter)	$64,190	$74,030	$236,381	$259,664
Less: commissions	(8,303)	(10,184)	(30,686)	(35,005)

Net broadcast revenue (excluding trade and barter)	55,887	63,846	205,695	224,659
Trade and barter revenue	5,638	6,617	20,358	21,081

Total net revenue	61,525	70,463	226,053	245,740

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	16,009	15,103	60,798	58,426
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	16,638	16,554	61,302	60,725
Merger related expenses	—	—	—	456
Loss on property held for sale	—	—	616	—
Loss (gain) on asset disposal, net	203	331	232	146
Time brokerage agreement expenses	—	143	8	653
Trade and barter expense	5,453	6,587	19,766	20,965
Corporate expenses	3,696	4,080	11,667	10,941
Amortization of broadcast rights, excluding barter	2,161	2,627	9,810	11,458
Amortization of intangible assets	6,472	6,266	26,511	26,463
Depreciation	3,987	4,511	16,733	17,949

Total operating expenses	54,619	56,202	207,443	208,182

Income from operations	6,906	14,261	18,610	37,558
Interest expense, including amortization of debt financing costs	(11,928)	(13,260)	(47,260)	(52,265)
Loss on extinguishment of debt	—	—	(15,715)	(8,704)
Interest income	69	51	213	113
Other income (expenses), net	4	694	380	5,077

Income (loss) before income taxes	(4,949)	1,746	(43,772)	(18,221)
Income tax expense	(1,158)	(1,548)	(4,958)	(4,385)

Income (loss) before minority interest in consolidated entity	(6,107)	198	(48,730)	(22,606)
Minority interest in consolidated entity	—	543	—	2,106

Net income (loss) attributable to common shareholders	$(6,107)	$741	$(48,730)	$(20,500)

Basic and diluted net income (loss) per share:
Net income (loss) attributable to common shareholders	$(0.22)	$0.03	$(1.72)	$(0.72)
Weighted average number of shares outstanding:
Basic and diluted	28,363	28,363	28,363	28,363

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Nexstar Broadcasting Group, 3/2/06	page 8

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Broadcast Cash Flow/Adjusted EBITDA (Non-GAAP Measures)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income from operations	$6,906	$14,261	$18,610	$37,558
Add:
Depreciation	3,987	4,511	16,733	17,949
Amortization of intangible assets	6,472	6,266	26,511	26,463
Amortization of broadcast rights, excluding barter	2,161	2,627	9,810	11,458
Merger and related expenses	—	—	—	456
Loss on property held for sale	—	—	616	—
Loss (gain) on asset disposal (including deferred gain recognition), net	203	331	232	146
Time brokerage agreement expenses	—	143	8	653
Corporate expenses	3,696	4,080	11,667	10,941
Program buyouts	—	—	—	55
Less:
Payments for broadcast rights	2,384	2,622	9,704	10,520

Broadcast cash flow	$21,041	$29,597	$74,483	$95,159
Less:
Corporate expenses	3,696	4,080	11,667	10,941

Adjusted EBITDA	$17,345	$25,517	$62,816	$84,218

Nexstar Broadcasting Group, Inc.

Reconciliation Between Actual Consolidated Statements of Operations

and Free Cash Flow (Non-GAAP Measure)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Income from operations	$6,906	$14,261	$18,610	$37,558
Add:
Depreciation	3,987	4,511	16,733	17,949
Amortization of intangible assets	6,472	6,266	26,511	26,463
Amortization of broadcast rights, excluding barter	2,161	2,627	9,810	11,458
Loss on property held for sale	—	—	616	—
Loss (gain) on asset disposal (including deferred gain recognition), net	203	331	232	146
Less:
Payments for broadcast rights	2,384	2,622	9,704	10,520
Cash interest expense	8,705	10,085	35,079	40,482
Capital expenditures	3,372	3,182	14,016	10,552
Cash taxes, net of refunds	68	16	236	818

Free Cash Flow	$5,200	$12,091	$13,477	$31,202

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